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                                                                     EXHIBIT 8.1




                 [LETTERHEAD OF BRACEWELL & PATTERSON, L.L.P.]





                                 August 9, 1999



Pool Energy Services Co.
10375 Richmond Avenue
Houston, Texas  77042


Gentlemen:

                 We have acted as counsel to Pool Energy Services Co., a Texas corporation ("Pool"), in connection with (i) the Merger, as defined and described in the Agreement and Plan of Merger, dated as of January 10, 1999 (the "Merger Agreement"), by and among Pool, Nabors Industries, Inc., a Delaware corporation ("Nabors"), and Starry Acquisition Corp., a Texas corporation and wholly-owned subsidiary of Nabors ("Newco"), and (ii) the preparation and filing of the Registration Statement with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Securities Act"), on August 9, 1999 (the "Registration Statement"), which includes the proxy statement of Pool and the proxy statement and prospectus of Nabors (the "Proxy Statement/Prospectus"). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.
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Pool Energy Services Co.
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                 In connection with this opinion, we have examined the Merger
Agreement, the Proxy Statement/Prospectus, and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed
(i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Merger that have come to our attention during our engagement and (ii) that the Merger will be consummated in the manner described in the Merger Agreement and the Proxy Statement/Prospectus.

                 Subject to the foregoing and the fact that the discussion in the Proxy Statement/Prospectus under the heading "THE MERGER - Certain United States Federal Income Tax Consequences of the Merger" (the "Discussion") is a summary and does not purport to discuss all possible United States federal income tax consequences of the Merger, we are of the opinion that the Discussion accurately summarizes the material United States federal income tax consequences of the Merger to holders of Pool common stock who exchange such stock for Nabors common stock pursuant to the Merger Agreement. We express no opinion as to the United States federal, state, local, foreign or other tax consequences, other than as set forth in the Discussion. Further, there can be no assurances that the opinion expressed herein will be accepted by the Internal Revenue Service (the "IRS") or, if challenged, by a court. This opinion is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act.

                 In rendering our opinion, we have considered the applicable provisions of the Code, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS, and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time, possibly with retroactive effect. A change in the authorities or the accuracy or completeness of any of the information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any
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Pool Energy Services Co.
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information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue or incorrect.

                 This letter is furnished to you solely for use in connection with the Merger, as described in the Merger Agreement and the Proxy Statement/Prospectus, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. In accordance with the requirements of Item 601(b)(23) of Regulation S-K under the Securities Act, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name under the headings "SUMMARY - The Merger - Federal Income Tax Consequences of the Merger," "THE MERGER - Certain United States Federal Income Tax Consequences of the Merger," and "LEGAL OPINIONS" in the Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.





                                        Very truly yours,

                                        /s/ BRACEWELL & PATTERSON L.L.P.